Exhibit 10.22
WINDSTREAM SERVICES, LLC
GRANT AGREEMENT

Name of Employee:

Grant Date:

Award Amount:

Award Type (Supplemental Retention /Long Term Incentive):
Long Term Cash Award
THIS GRANT AGREEMENT, as of the Grant Date noted above between Windstream Services, LLC, a Delaware limited liability company (the “Company”) and wholly owned subsidiary of Windstream Holdings, Inc., a Delaware corporation (“Holdings”), and the employee named above (the “Employee”), is entered into as follows:
WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company’s continued growth;
WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company (or any of its subsidiaries), the Compensation Committee of the Board of Directors of Holdings or its delegates (the “Committee”) has determined that the Employee shall be granted a long term cash award (the “Cash Award”) in the amount set forth above, subject to the restrictions stated below; and
WHEREAS, the Compensation Committee of the Board of Directors of Holdings grants awards for any Employee of Holdings or its subsidiaries designated by the Board as a “Section 16 Officer,” and has designated the President of the Company as its delegate for granting Cash Awards for any Employee other than a “Section 16 Officer.”
THEREFORE, the parties agree as follows:
1. Grant of Cash Award. The Company hereby grants to the Employee the right to receive the amount of cash set forth above in the form of this Cash Award and subject to the terms and conditions of, this Grant Agreement.
2. Vesting Schedule. The interest of the Employee in the Cash Award shall vest and become nonforfeitable if, unless the provisions of Section 6 apply, the Employee remains in the employ of the Company or any of its subsidiaries on a continuous basis through the close of business on the vesting dates set forth below with respect to that portion of the Cash Award set forth next to such date:

Vesting Date	Portion of Cash Award Vesting on such Vesting Date
[DATE]	[ ]
[DATE]	[ ]
[DATE]	[ ]

The Employee must be in compliance with the requirements and conditions provided for in this Grant Agreement for the interest of the Employee in the Cash Award to become vested on that date. The continuous employment of the Employee with the Company or any subsidiary of Holdings shall not be deemed to have been interrupted, and the Employee shall not be deemed to have experienced a termination of employment under Section 5 or Section 6, by reason of the transfer of his or her employment among the Company or any subsidiary of Holdings or a leave of absence approved by the Committee.
3. Benefit Upon Vesting. Within sixty (60) days of each Vesting Date set forth on the above vesting schedule, the Company shall pay to the Employee (or the Employee’s estate in the event of death) cash in the amount equal to the Cash Award that has become vested as of such Vesting Date.
4. Restrictions. Except as otherwise provided for in this Grant Agreement, the Cash Award granted hereunder may not be sold, pledged or otherwise transferred until the Cash Award has become vested in accordance with the vesting schedule set forth above.
5. Termination of Employment. The unvested portion of the Cash Award shall be forfeited automatically without further action or notice in the event the Employee ceases to be employed by the Company or any of its subsidiaries prior to the final Vesting Date other than as provided in Section 6.
6. Certain Terminations. Notwithstanding the foregoing, the Cash Award shall immediately become 100% fully vested and nonforfeitable (without pro-ration) if, prior to the final Vesting Date, (a) the Employee dies or becomes permanently Disabled while in the employ of the Company or any of its subsidiaries, or (b) within the two-year period immediately following a Change in Control, either (i) the Employee’s employment with the Company or any subsidiary of Holdings is terminated by the Company or such subsidiary without Cause or (ii) the Employee terminates his or her employment with the Company or any of its subsidiaries for Good Reason. “Disabled,” “Change in Control,” “Cause,” and “Good Reason” are defined in Section 12 herein.
7. Deferral of Compensation. Payments made pursuant to this Grant Agreement are intended to comply with or qualify for an exemption from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Grant Agreement to ensure that all Cash Awards are made in a manner that complies with Section 409A (including, without limitation, the avoidance of penalties thereunder), provided however, that the Company makes no representations that the Cash Awards will be exempt from any penalties that may apply under Section 409A and makes no undertaking to preclude Section 409A from applying to this Cash Award.
8. Accelerated or Delayed Delivery. Notwithstanding anything in this Grant Agreement to the contrary, the Company, in its sole discretion may accelerate or delay the delivery of cash. If the Cash Award is subject to Section 409A, such acceleration or delay shall be only under the circumstances, and to the extent, permitted by Section 409A. Further, in the event the Company elects to accelerate delivery of any cash subject to Section 409A as the result of a Change in Control, such acceleration or exchange shall only be effective to the extent the event constitutes a change in control event for purposes of Section 409A. In all other circumstances payment will be made in accordance with Section 2.
9. Taxes. The Employee is responsible for any federal, state, local or other taxes with respect to the Cash Award whether incurred at grant, vesting, prior to vesting, or at any other time. The Company does not guarantee any particular tax treatment or results in connection with the Cash Award. To the extent the Company or any subsidiary of Holdings is required to withhold any federal, state, local or other taxes in connection with this Grant Agreement, the Employee shall pay the tax or make provisions that are satisfactory to the Company or such subsidiary for the payment thereof. Unless otherwise provided for by the Employee, the Company or such subsidiary, as applicable, shall retain a portion of the Cash Award otherwise deliverable hereunder with a value equal to the required withholding in order to satisfy the withholding obligation.
10. Acknowledgment and Waiver. By accepting this Grant Agreement, the Employee acknowledges and agrees that: (a) the Supplemental Retention and Long Term Incentive Award programs are established voluntarily by the Company and may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of a Cash Award is voluntary and occasional and does not create any contractual or other right to receive future cash awards similar to (or dissimilar from) the Cash Award, or benefits in lieu of such awards, even if such awards have been granted repeatedly in the past; (c) any Supplemental Retention Cash Award is not considered part of the Employee’s total compensation opportunity (i.e., base salary, short-term incentive, or long-term incentive); (d) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and/or the Committee; (e) the Employee’s acceptance of this Grant Agreement shall not create a right to further employment with the Company or any of its subsidiaries and shall not interfere with the ability of the Company or any of its subsidiaries to terminate the Employee’s employment relationship at any time and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (f) the Employee is entering into this Grant Agreement voluntarily; (g) Supplemental Retention Cash Awards and their resulting benefits are extraordinary items that are outside the scope of the Employee’s employment contract, if any; (h) Cash Awards and their resulting benefits are not intended to replace any pension rights or compensation; (i) Supplemental Retention Cash Awards and their resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, annual incentive opportunity, short-term incentive or other incentive compensation, pension or retirement or welfare benefits or similar payments insofar as permitted by law and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its subsidiaries; (j) this Grant Agreement will not be interpreted to form an employment contract or relationship with the Company or any of its subsidiaries; (k) the Employee shall not institute any claim or entitlement to compensation or damages against the Company and its subsidiaries relating to this Grant Agreement.
11. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations with regard to this Grant Agreement. The Employee is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her acceptance of this Grant Agreement.
12. Definitions.
(a) “Cause” for termination by the Company or any of its subsidiaries of the Employee’s employment means the occurrence of any one of the following: (i) the Employee’s substantial, willful failure or refusal to perform the duties or render the services reasonably assigned to the Employee by the Company or any of its subsidiaries other than resulting from the Employee’s incapacity due to physical or mental illness, (ii) a conviction, guilty plea or plea of nolo contendere of the Employee for any felony, (iii) the willful engaging by the Employee in misconduct that is demonstrably and materially injurious to the Company or any of its subsidiaries, monetarily or otherwise, (iv) a material violation by the Employee of the corporate governance board guidelines or code of ethics of the Company or any of its subsidiaries, (v) a material violation by the Employee of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation, or (vi) the repeated use of alcohol by the Employee that materially interferes with his or her duties, the use of illegal drugs by the Employee, or a violation by the Employee of the drug and/or alcohol policies of the Company or any of its subsidiaries. No act or omission on the Employee’s part shall be considered “willful” unless it is done or omitted in bad faith or without the Employee’s reasonable belief that the action or omission was in the best interests of the Company or any of its subsidiaries.
(b) “Change in Control” means if at any time any of the following events shall have occurred with respect to the Company:
(i) The acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 as amended (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 as amended) of voting securities of the Company where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this definition, any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) below shall not be deemed to result in a Change in Control;
(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of more than fifty percent (50%) of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding

Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(c) “Disabled” means the Employee’s inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Employee’s receipt of income replacement benefits for a period of not less than three months under an accident or health plan sponsored by the Company. The Employee may be deemed to have incurred a Disability if he or she is determined to be totally disabled by the Social Security Administration, or disabled in accordance with a disability insurance program of the Company.
(d) “Good Reason” for termination by the Employee of his or her employment means the occurrence, without the Employee’s express written consent, of any one of the following: (i) a failure by the Company to maintain Employee’s total compensation opportunity (i.e., base salary, short‑term incentive, and long‑term incentive) in the aggregate , or (ii) a transfer of Employee’s principal place of employment to a location more than thirty five (35) miles away from his/her principal place of employment. To constitute a termination for Good Reason, the Employee must provide notice to the Company or subsidiary of Holdings, as applicable, of the existence of the condition described in this subsection within ninety (90) days of the initial existence of the condition, and the Company or subsidiary of Holdings, as applicable, must not remedy the condition within thirty (30) days of receipt of such notice.
13. Miscellaneous.
(a) The Company shall not be required to treat as owner of the Cash Award and any associated benefits hereunder, any transferee to whom such Cash Award or benefits shall have been transferred in violation of any of the provisions of this Grant Agreement.
(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Grant Agreement.
(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his or her address then on file with the Company.
(d) This Grant Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof. This Grant Agreement is governed by the laws of the state of Arkansas.
(e) The provisions of this Grant Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(f) The Company reserves the right to impose other requirements on the Cash Award to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Cash Award, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(g) The Company has sole authority to interpret this Grant Agreement. Determinations, interpretations, or other actions made or taken by the Company shall be final, binding and conclusive for all purposes and upon all parties.
(h) The Employee agrees to comply with all applicable exchange control rules and/or tax reporting requirements.
(i) Without limiting Section 4, the provisions of this Grant Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Employee, and the successors and assigns of the Company.
IN WITNESS WHEREOF, the Company has caused this Grant Agreement to be executed on its behalf by its duly authorized officer and the Employee has also executed this Grant Agreement, as of the Grant Date.

WINDSTREAM SERVICES, LLC

By:

Name:

Title:

The Employee hereby accepts this Grant Agreement on the terms and conditions set forth herein.

EMPLOYEE